Exhibit 99.1

Allarity Therapeutics Announces 1-for-20 Reverse Stock Split

Boston (April 4, 2024) — Allarity Therapeutics, Inc. (“Allarity” or the “Company”) (NASDAQ: ALLR), a clinical-stage pharmaceutical company dedicated to developing personalized cancer treatments, today announced the implementation of a reverse stock split of its outstanding shares of common stock at a ratio of 1-for-20 (the “Reverse Stock Split”). The Reverse Stock Split will become effective at 9:30 a.m. Eastern Time on April 9, 2024. The Company’s common stock will begin trading on a split-adjusted basis when the market opens on April 9, 2024. This strategic move aims to regain compliance with the Nasdaq’s minimum bid price requirement, alongside achieving other operational benefits. The CUSIP number for the Company’s common stock following the Reverse Stock Split will be 016744401.

At Allarity’s Special Meeting of Stockholders held on April 1, 2024 (the “2024 Special Meeting”), the Company’s stockholders approved the amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-5 and not more than 1-for-20, with such ratio and the implementation and timing of such Reverse Stock Split to be determined by the Company’s Board of Directors in its sole discretion. The Board of Directors has now approved the implementation of a 1-for-20 Reverse Stock Split with the timing described above.

Following the execution of the Reverse Stock Split, the total number of shares of Allarity’s issued and outstanding common stock will be reduced to approximately one-twentieth of the pre-split amount. No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders of record who would otherwise be entitled to receive a fractional share will automatically be entitled to the rounding up of the fractional share to the nearest whole share.

Consequently, proportional adjustments will be made to (i) the number of shares of common stock underlying Allarity’s outstanding equity awards, (ii) the number of shares issuable under the 2021 equity incentive plan and (iii) the conversion or exercise prices of such awards and plans. The Reverse Stock Split will not alter the number of authorized shares or the par value per share.

Allarity Therapeutics, Inc. I 24 School Street, 2nd Floor I Boston, MA I U.S.A. I NASDAQ: ALLR I www.allarity.com

Information for Allarity Stockholders

In the wake of the Reverse Stock Split, every 20 shares of common stock owned prior to the split will consolidate into 1 share of common stock. Allarity has appointed Computershare Limited as the exchange agent to facilitate the Reverse Stock Split process.

Registered stockholders with shares held in book-entry form do not need to take any action to receive post-split shares. Those holding shares through brokerage accounts or “in street name” will see their holdings automatically adjusted to reflect the Reverse Stock Split, in line with individual broker processes, without needing to take further action. Stockholders with shares in certificate form will receive instructions from Computershare on the procedure for exchanging their certificates, as applicable, shortly after the effective date of the Reverse Stock Split.

About the Drug Response Predictor – DRP® Companion Diagnostic

Allarity uses its drug-specific DRP® to select those patients who, by the expression signature of their cancer, are found to have a high likelihood of benefiting from a specific drug. By screening patients before treatment, and only treating those patients with a sufficiently high, drug-specific DRP score, the therapeutic benefit rate may be significantly increased. The DRP method builds on the comparison of sensitive vs. resistant human cancer cell lines, including transcriptomic information from cell lines combined with clinical tumor biology filters and prior clinical trial outcomes. DRP is based on messenger RNA expression profiles from patient biopsies. The DRP® platform has proven its ability to provide a statistically significant prediction of the clinical outcome from drug treatment in cancer patients in 37 out of 47 clinical studies that were examined (both retrospective and prospective). The DRP platform, which can be used in all cancer types and is patented for more than 70 anti-cancer drugs, has been extensively published in the peer-reviewed literature.

About Allarity Therapeutics

Allarity Therapeutics, Inc. (NASDAQ: ALLR) is a clinical-stage biopharmaceutical company dedicated to developing personalized cancer treatments. The Company is focused on development of stenoparib, a novel PARP/Tankyrase inhibitor for advanced ovarian cancer patients, using its DRP® companion diagnostic for patient selection in the ongoing phase 2 clinical trial, NCT03878849. Allarity is headquartered in the U.S., with a research facility in Denmark, and is committed to addressing significant unmet medical needs in cancer treatment. For more information, visit www.allarity.com.

Follow Allarity on Social Media

LinkedIn: https://www.linkedin.com/company/allaritytx/

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Allarity Therapeutics, Inc. I 24 School Street, 2nd Floor I Boston, MA I U.S.A. I NASDAQ: ALLR I www.allarity.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the timing of the Reverse Stock Split and Allarity’s ability to regain compliance with the Nasdaq minimum bid price requirement. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, Allarity’s ability to regain compliance with the minimum bid price requirement and maintain its listing on Nasdaq, the trading price of Allarity’s shares of common stock may be volatile and other risks inherent in Allarity’s business, including, the risk that the Company is not able to raise sufficient capital to support its current and anticipated clinical trials, the risk that early results of a clinical study do not necessarily predict final results and that one or more of the clinical outcomes may materially change following more comprehensive reviews of the data, and as more patient data become available, the risk that results of a clinical study are subject to interpretation and additional analyses may be needed and/or may contradict such results, the receipt of regulatory approval for stenoparib or any of our other therapeutic candidates and companion diagnostics or, if approved, the successful commercialization of such products, the risk of cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that the results of previously conducted studies will not be repeated or observed in ongoing or future studies involving our therapeutic candidates, and the risk that the current COVID-19 pandemic will impact the Company’s current and future clinical trials and the timing of the Company’s preclinical studies and other operations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form S-1 registration statement filed on October 30, 2023, as amended and our Form 10-K annual report on file with the Securities and Exchange Commission (the “SEC”), available at the SEC’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

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Allarity Therapeutics, Inc. I 24 School Street, 2nd Floor I Boston, MA I U.S.A. I NASDAQ: ALLR I www.allarity.com

Company Contact:

investorrelations@allarity.com

Media Contact:
        Thomas Pedersen
        Carrotize PR & Communications
        +45 6062 9390
        tsp@carrotize.com

Allarity Therapeutics, Inc. I 24 School Street, 2nd Floor I Boston, MA I U.S.A. I NASDAQ: ALLR I www.allarity.com